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WALGREENS BOOTS ALLIANCE, INC.
2013 OMNIBUS INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
These materials, which may include descriptions of company stock plans, prospectuses and other information and documents, and the information they contain, are provided by your company, not by Fidelity, and are not an offer or solicitation by Fidelity for the purchase of any securities or financial instruments. These materials were prepared by your company, which is solely responsible for their contents and for compliance with legal and regulatory requirements. Fidelity is not connected with any offering or acting as an underwriter in connection with any offering of your company’s securities or financial instruments. Fidelity does not review, approve or endorse the contents of these materials and is not responsible for their content.

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WALGREENS BOOTS ALLIANCE, INC.
2013 OMNIBUS INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
Participant Name:
Participant ID:
Grant Date:                      (the “Grant Date”)
Grant Price:
Shares Granted:                      (the “Shares Granted”)
Vesting: One third of the Shares Granted vest on each of the first, second and third anniversaries of the Grant Date (the “Vesting Dates”)
Expiration Date:                      (the “Expiration Date”)
Acceptance Date:
Electronic Signature:
This document (referred to below as this “Agreement”) spells out the terms and conditions of the stock option (the “Option”) granted to you by Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), pursuant to the Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan (the “Plan”) on and as of the Grant Date designated above. Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan. For purposes of this Agreement, “Employer” means the entity (the Company or the Affiliate) that employs you on the applicable date. The Plan, as in effect on the date of this Agreement and as it may be amended from time to time, is incorporated into this Agreement by this reference.
You and the Company agree as follows:
1. Grant of Option. Pursuant to the approval and direction of the Compensation Committee of the Company’s Board of Directors (the “Committee”), the Company hereby grants you an Option to purchase all or any part of the number of Shares Granted set forth above of common stock of the Company, par value US$.01 (“Stock”), at the per-share exercise price, which is 100% of the fair market value of a share of Stock on the Grant Date (the “Exercise Price”), subject to the terms and conditions of the Plan and this Agreement. The Option is intended to be a “non-qualified stock option” and shall not be treated as an incentive stock option within the meaning of Section 422 of the Code.
2. Vesting/Exercise/Expiration. You may not exercise the Option prior to the Vesting Date or Dates set forth above absent action by the Committee to waive or alter such restrictions or as may be permitted under the below paragraphs. Thereafter, except as hereinafter provided, you may exercise the Option, to the extent it is vested, at any time and from time to time until the close of business on the Expiration Date set forth above. The Option may be exercised to purchase any number of whole shares of Stock, except that no purchase shall be for less than ten (10) full shares of Stock, or the remaining unexercised shares, if less. The Option is deemed to be “outstanding” until it has been exercised in full or expired pursuant to the terms of this Agreement.

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3. Disability. If, without having fully exercised the Option, you have a Termination of Service due to Disability, then any Shares Granted under the Option that are not yet vested at that time shall thereupon become vested and (a) you may exercise the Option for the full number of Shares Granted (less any shares for which the Option was previously exercised), but (b) your right to exercise the Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) year following the date of your Termination of Service.
4. Death. If, without having fully exercised the Option, you have a Termination of Service due to your death, then any Shares Granted under the Option that are not yet vested at that time shall thereupon become fully vested and (a) the Option may be exercised by the executor or administrator of your estate or by such person or persons who shall have acquired your rights hereunder by bequest or inheritance or by designation as your beneficiary for the full number of Shares Granted (less any shares for which the Option was previously exercised), but (b), such person’s right to exercise the Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) year after the date of your death.
5. Retirement. If without having fully exercised the Option you have a Termination of Service by reason of Retirement, then (a) any Shares Granted under the Option that are not vested at that time shall thereupon become vested, and (b) you may exercise the Option for the full number of Shares Granted (less any shares for which the Option was previously exercised) until the Expiration Date noted above.
6. Termination of Service Following a Change in Control. If there is a Change in Control of the Company and within the one-year period thereafter you have a Termination of Service initiated by your Employer other than for Cause (as defined in Section 8), then any Shares Granted under the Option that are not yet vested at that time shall thereupon become vested, and you may exercise the Option for the full number of Shares Granted (less any shares for which the Option was previously exercised) until the Expiration Date noted above. Shares Granted for which you cannot exercise the Option under this Section 6 shall be forfeited. The foregoing is also subject to the Committee’s exercise of its discretion under Section 9.01 of the Plan. For purposes of this Section 6, a Termination of Service initiated by your Employer shall include a Termination of Employment for Good Reason under-and pursuant to the terms and conditions of - the Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan, but only to the extent applicable to you as an eligible participant in such Plan.
7. Other Termination of Service. If without having fully exercised the Option you have a voluntary or involuntary Termination of Service for any reason other than as set forth in Section 3, 4, 5 or 6 above, as determined by the Committee, then (a) for any Shares Granted with respect to which such Termination of Service is prior to the applicable Vesting Date, the Option shall be forfeited, and (b) for any Shares Granted with respect to which such Termination of Service is on or after the applicable Vesting Date, then your right to exercise the Option shall terminate upon the earlier of the Expiration Date or a date which is ninety (90) days after the date of your Termination of Service. The foregoing is subject to the right of the Committee to extend the exercise period of the Option, including any extension granted by the Committee or its delegate as needed to allow your right to exercise to extend beyond a period during which you are restricted from exercising the Option due to a Company-designated trading blackout period, and is subject to earlier expiration as provided in Section 8 below.

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8. Forfeiture of Outstanding Options Upon Termination for Cause or Upon Other Violations. Notwithstanding any provision of this Agreement to the contrary, the Option (whether vested or unvested) shall immediately terminate if you are terminated for Cause or if and when you violate any obligation that you may have to the Company during or post-employment, including but not limited to a violation of any applicable provision of the NNCA Agreement (defined in Section 22 below) or any other non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant. For purposes of this Agreement, “Cause” means any one or more of the following, as determined by the Committee in its sole discretion:
(a) your commission of a felony or any crime of moral turpitude;
(b) your dishonesty or material violation of standards of integrity in the course of fulfilling your employment duties to the Company or any Affiliate;
(c) your material violation of a material written policy of the Company or any Affiliate violation of which is grounds for immediate termination;
(d) your willful and deliberate failure to perform your employment duties to the Company or any Affiliate in any material respect, after reasonable notice of such failure and an opportunity to correct it; or
(e) your failure to comply in any material respect with the United States (“U.S.”) Foreign Corrupt Practices Act, the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, the U.S. Sarbanes-Oxley Act of 2002, the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the U.S. Truth in Negotiations Act, or any rules or regulations thereunder.
9. Exercise Process. The Option may be exercised by giving notice to Fidelity Stock Plan Services, LLC (“Fidelity”), the third party administrator administering the Option exercise process or any other third party administrator the Company may engage in the future. The exercise notice (a) shall be signed by you or (in the event of your death) your legal representative, (b) shall specify the number of full shares of Stock then elected to be purchased, and (c) shall be accompanied by payment in full of the Exercise Price of the shares of Stock to be purchased. Payment may be made in cash or by check payable to the order of the Company, and such payment shall include any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan that are required to be withheld (“Tax-Related Items”), as set forth in Section 10 below. Alternatively, the Committee may allow for one or more of the following methods of exercising the Option:
(a) Payment for shares of Stock as to which the Option is being exercised and/or payment of any Tax-Related Items may be made by transfer to the Company of shares of Stock you already own, or any combination of such shares of Stock and cash, having a fair market value determined at the time of exercise of the Option equal to, but not exceeding, the Exercise Price and/or any Tax-Related Items, as the case may be.
(b) A “same day sale” transaction pursuant to which a third party (engaged by you or the Company) loans funds to you to enable you to purchase the shares of Stock and pay any Tax-Related Items, and then sells a sufficient number of the exercised shares of Stock on your behalf to enable you to repay the loan and any fees. The remaining shares of Stock and/or cash are then delivered by the third party to you.
(c) A “net exercise” transaction, pursuant to which the Company delivers to you the net number of whole shares of Stock remaining from the portion of the Option being exercised after deduction of a number of shares of Stock with a fair market value equal to the Exercise Price and the amount of any Tax-Related Items.

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As promptly as practicable after receipt of such notice of exercise and payment (including payment with respect to any Tax-Related Items), subject to Section 13 below, the Company shall cause to be issued and delivered to you (or in the event of your death to your legal representative, as the case may be), certificates for the shares of Stock so purchased. Alternatively, such shares of Stock may be issued and held in book entry form.
Notwithstanding any provision within this Agreement to the contrary, if you are resident or employed outside of the U.S., the Committee may require that you (or in the event of your death, your legal representative, as the case may be) exercise the Option in a method other than as specified above, may require you to exercise the Option only by means of a “same day sale” transaction (either a “sell-all” transaction or a “sell-to-cover” transaction) as it shall determine in its sole discretion, or may require you to sell any shares of Stock you acquire under the Plan immediately or within a specified period following your Termination of Service (in which case, you hereby agree that the Company shall have the authority to issue sale instructions in relation to such shares of Stock on your behalf).
10. Responsibility for Taxes; Tax Withholding.
(a) You acknowledge that, regardless of any action taken by the Company or your Employer, the ultimate liability for all Tax-Related Items related to your participation in the Plan and legally applicable to you is and remains your responsibility and may exceed the amount actually withheld by the Company or your Employer, if any. You further acknowledge that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all Tax-Related Items. In this regard, except as provided below, the Company, your Employer or its agent shall satisfy the obligations with regard to all Tax-Related Items by withholding from the shares of Stock to be delivered upon exercise of the Option that number of shares of Stock having a Fair Market Value equal to the amount required by law to be withheld. For purposes of the foregoing, no fractional shares of Stock will be withheld or issued pursuant to the grant of the Option and the issuance of shares of Stock hereunder. Notwithstanding the foregoing, if you are a Section 16 officer of the Company under the Exchange Act at the time of any applicable tax withholding event, you may make a cash payment to the Company, your Employer or its agent to cover the Tax-Related Items that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan. If you are not a Section 16 officer of the Company at the time of any applicable tax withholding event, the Company and/or your Employer may (in its sole discretion) allow you to make a cash payment to the Company, your Employer or its agent to cover such Tax-Related Items.

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The Company may withhold or account for Tax-Related Items by considering applicable statutory minimum withholding rates (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the share equivalent. If the obligation for Tax-Related Items is satisfied by withholding from the shares of Stock to be delivered upon exercise of the Option, for tax purposes, you will be deemed to have been issued the full number of shares of Stock subject to the exercised Option, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
The Company may refuse to issue or deliver the shares of Stock or the proceeds from the sale of shares of Stock if you fail to comply with your obligations in connection with the Tax-Related Items.
11. Limited Transferability. You may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Option, whether voluntarily or involuntarily or by operation of law, other than by beneficiary designation effective upon your death, by will or by the laws of intestacy. During your lifetime, the Option and all rights granted hereunder shall be exercisable only by you. Notwithstanding the foregoing, you may transfer the Option, in whole or in part, by gift to a Permitted Transferee in accordance with rules and subject to any conditions specified by the Committee under the Plan.
12. Rights as Shareholder. You shall have no rights as a shareholder of the Company with respect to the shares of Stock subject to the Option until such time as the Exercise Price has been paid and a certificate of stock for such shares has been issued to you or such shares of Stock have been recorded in your name in book entry form. Except as provided in Section 18 below, no adjustment shall be made for dividends or distributions or other rights with respect to such shares of Stock for which the record date is prior to the date on which you become the holder of record thereof. Anything herein to the contrary notwithstanding, if a law or any regulation of the U.S. Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or you to take any action before shares of Stock can be delivered to you hereunder, then the date of delivery of such shares may be delayed accordingly.
13. Securities Laws. If a Registration Statement under the U.S. Securities Act of 1933, as amended, is not in effect with respect to the shares of Stock to be delivered pursuant to this Agreement, you hereby represent that you are acquiring the shares of Stock for investment and with no present intention of selling or transferring them and that you will not sell or otherwise transfer the shares of Stock except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Stock may then be listed.
14. Not a Public Offering. If you are resident outside the U.S., the grant of the Option is not intended to be a public offering of securities in your country of residence (or country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Option is not subject to the supervision of the local securities authorities.
15. Insider Trading/Market Abuse Laws. By participating in the Plan, you agree to comply with the Company’s policy on insider trading, to the extent that it is applicable to you.

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You further acknowledge that, depending on your or your broker’s country of residence or where the shares of Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws that may affect your ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., the Option) or rights linked to the value of shares of Stock during such times you are considered to have “inside information” regarding the Company as defined by the laws or regulations in your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties include fellow employees and/or service providers. Any restrictions under these laws and regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions and, therefore, you should consult your personal advisor on this matter.
16. Repatriation; Compliance with Law; Method of Exercise. If you are resident or employed outside the U.S., you agree to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan in accordance with applicable foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and/or regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal obligations under local laws, rules and/or regulations in your country of residence and country of employment, if different).
17. No Advice Regarding Grant. No employee of the Company is permitted to advise you regarding your participation in the Plan or your acquisition or sale of the shares of Stock underlying the Option. Investment in shares of Stock involves a degree of risk. Before deciding to purchase shares of Stock pursuant to the Option, you should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan and you should carefully review all of the materials related to the Option and the Plan. You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to the Plan.
18. Change in Stock. In the event of any change in Stock by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting the shares of Stock, the number of shares of Stock subject to the Option and the Exercise Price shall be equitably adjusted by the Committee.
19. Nature of the Option. In accepting the Option, you acknowledge, understand and agree that:
(a) the Plan is established voluntarily by the Company, it is discretionary in nature and limited in duration, and it may be modified, amended, suspended or terminated by the Company, in its sole discretion, at any time;
(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;
(c) all decisions with respect to future grants of stock options or other grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Stock subject to the stock options, vesting provisions, and the exercise price applicable to the stock option;

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(d) the Option and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Affiliate and shall not interfere with the ability of the Company, your Employer or an Affiliate, as applicable, to terminate your employment or service relationship;
(e) you are voluntarily participating in the Plan;
(f) the Option and the shares of Stock subject to the Option are not intended to replace any pension rights or compensation;
(g) the Option, the shares of Stock subject to the Option and the value of same, is an extraordinary item of compensation outside the scope of your employment (and employment contract, if any) and is not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h) the future value of the shares of Stock underlying the Option is unknown, indeterminable and cannot be predicted with certainty;
(i) unless otherwise determined by the Committee in its sole discretion, a Termination of Service shall be effective from the date on which active employment or service ends and shall not be extended by any statutory or common law notice of termination period;
(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from a Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, your Employer or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer and all Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k) unless otherwise provided herein, in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock of the Company; and
(l) neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to you pursuant to the settlement of the Option or the subsequent sale of any shares of Stock acquired upon settlement of the Option.

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20. Committee Authority; Recoupment. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, including the enforcement of any recoupment policy, all of which shall be binding upon you and any claimant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.
21. Consent to Collection/Processing/Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, processing and transfer of such data in relation to the Company’s grant of the Option and your participation in the Plan. The collection, processing and transfer of personal data is necessary for the Company’s administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of personal data may affect your participation in the Plan. As such, you voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein:
(a) The Company and your Employer hold certain personal information about you, including (but not limited to) your name, home address, email address and telephone number, date of birth, social security, passport or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all entitlements to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). Data may be provided by you or collected, where lawful, from the Company, its Affiliates and/or third parties, and the Company and your Employer will process Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence (or country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the participation in the Plan.
(b) The Company and your Employer will transfer Data internally as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and/or your Employer may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You hereby authorize (where required under applicable law) the recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for the administration of the Plan and/or the subsequent holding of the shares of Stock on your behalf, to a broker or other third party with whom you may elect to deposit any shares of Stock acquired pursuant to the Plan.
(c) You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of Data, (ii) verify the content, origin and accuracy of Data, (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of Data, (iv) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan, and (v) withdraw your consent to

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the collection, processing or transfer of Data as provided hereunder (in which case, the Option will become null and void). You may seek to exercise these rights by contacting your Human Resources manager or the Company’s Human Resources Department, who may direct the matter to the applicable Company privacy official.
(d) Finally, you understand that the Company may rely on a different legal basis for the processing and/or transfer of Data in the future and/or request you to provide another data privacy consent. If applicable and upon request of the Company, you agree to provide an executed acknowledgment or data privacy consent (or any other acknowledgments, agreements or consents) to the Company or the Employer that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in your country, either now or in the future. You understand that you will not be able to participate in the Plan if you fail to execute any such acknowledgment or consent requested by the Company and/or the Employer.
22. Non-Competition, Non-Solicitation and Confidentiality. As a condition to the receipt of the Option, you must agree to the Non-Competition, Non-Solicitation and Confidentiality Agreement (the “NNCA Agreement”) attached hereto as Exhibit A. By clicking the acceptance box for this Agreement, you also agree to the terms and conditions expressed in the NNCA Agreement. Failure to accept the terms of this Agreement and NNCA Agreement within 120 days of the Grant Date shall constitute your decision to decline to accept this Award
23. Addendum to Agreement. Notwithstanding any provision of this Agreement to the contrary, the Option shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) as set forth in the addendum to this Agreement, attached hereto as Exhibit B (the “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). The Addendum shall constitute part of this Agreement.
24. Additional Requirements. The Company reserves the right to impose other requirements on the Option, any shares of Stock acquired pursuant to the Option and your participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
25. Amendment or Modification, Waiver. Except as set forth in the Plan, no provision of this Agreement may be amended or waived unless the amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. No waiver of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.
26. Electronic Delivery. The Company may, in its sole discretion, deliver by electronic means any documents related to the Option or your future participation in the Plan. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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27. Governing Law and Jurisdiction. This Agreement is governed by the substantive and procedural laws of the state of Illinois. You and the Company shall submit to the exclusive jurisdiction of, and venue in, the courts in Illinois in any dispute relating to this Agreement without regard to any choice or law rules thereof which might apply the laws of any other jurisdiction.
28. English Language. If you are resident in a country where English is not an official language, you acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If you have received this Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
29. Conformity with Applicable Law. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
30. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder.
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This Agreement contains highly sensitive and confidential information. Please handle it accordingly.
Please read the attached Exhibits A and B. Once you have read and understood this Agreement and Exhibits A and B, please click the acceptance box to certify and confirm your agreement to be bound by the terms and conditions of this Agreement and Exhibits A and B, and to acknowledge your receipt of the Prospectus, the Plan and this Agreement and your acceptance of the terms and conditions of the Option granted hereunder.

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EXHIBIT A
WALGREENS BOOTS ALLIANCE, INC. NON-COMPETITION, NON-SOLICITATION
AND CONFIDENTIALITY AGREEMENT
This Exhibit (the “Non-Compete Agreement”) forms a part of the Stock Option Award Agreement covering Options awarded to an employee (“Employee” or “I”) of Walgreens Boots Alliance, Inc. or an affiliate thereof, on behalf of itself, its affiliates, subsidiaries, and successors (collectively referred to as the “Company”).
WHEREAS, the Company develops and/or uses valuable business, technical, proprietary, customer and patient information it protects by limiting its disclosure and by keeping it secret or confidential;
WHEREAS, Employee acknowledges that during the course of employment, he or she has or will receive, contribute, or develop such Confidential Information and Trade Secrets (as defined below); and
WHEREAS, the Company desires to protect from its competitors such Confidential Information and Trade Secrets and also desires to protect its legitimate business interests and goodwill in maintaining its employee and customer relationships.
NOW THEREFORE, in consideration of the Stock Option issued to Employee pursuant to the Agreement to which this is attached as Exhibit A and for other good and valuable consideration, including but not limited to employment or continued employment, the specialized knowledge, skill and training that the Company provides Employee, the goodwill that Employee develops with customers on behalf of the Company, Employee agrees to be bound by the terms of this Non-Compete Agreement as follows:
1. Confidentiality. At all times during and after the termination of my employment with the Company, I will not, without the Company’s prior written permission, directly or indirectly for any purpose other than performance of my duties for the Company, utilize or disclose to anyone outside of the Company any Trade Secrets or other Confidential Information of the Company or any information received by the Company in confidence from or about third parties, as long as such matters remain Trade Secrets or otherwise confidential, as further defined below.

a.
“Trade Secrets” are a form of intellectual property that are protectable under applicable state and/or Federal law, including the Uniform Trade Secrets Act (as amended and adapted by the states) and the Federal Defend Trade Secrets Act of 2016 (the “DTSA”). They include all tangible and intangible (e.g., electronic) forms and types of information that is held and kept confidential by the Company and is not generally known outside of the Company, including but not limited to information about: the Company’s financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs or codes, and may in particular include such things as pricing information, business records, software programs, algorithms, inventions, patent applications, and designs and processes not known outside the Company.

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b.
“Confidential Information” shall include Trade Secrets and, more broadly, any other tangible and intangible (e.g., electronic) forms and types of information that are held and kept confidential by the Company and are not generally known outside the Company, and which relates to the actual or anticipated business of the Company or the Company’s actual or prospective vendors or clients. Confidential Information shall not be considered generally known to the public if is revealed improperly to the public by me or others without the Company’s express written consent and/or in violation of an obligation of confidentiality to the Company. Examples of Confidential Information include, but are not limited to: customer, referral source, supplier and contractor identification and contacts; special contract terms; pricing and margins; business, marketing and customer plans and strategies; financial data; company created (or licensed) techniques; technical know-how; research, development and production information; processes, prototypes, software, patent applications and plans, projections, proposals, discussion guides, and/or personal or performance information about employees.

I understand that my obligation of non-use and non-disclosure of Confidential Information and Trade Secrets under this paragraph shall continue to exist for so long as such information remains confidential (excepting through unauthorized use or disclosure). If, however, a court or applicable law requires a shorter duration, then the maximum time allowable will control, which will not be less than two (2) years following my last day of employment with the Company (for any reason). The restrictions set forth in this paragraph are in addition to and not in lieu of any obligations I have by law with respect to the Company’s Confidential Information, including any obligations I may owe under the DTSA and any applicable state statutes. Further, nothing herein shall prohibit me from divulging evidence of criminal wrongdoing to law enforcement or prohibit me from disclosing Confidential Information or Trade Secrets if compelled by order of court or an agency of competent jurisdiction or as required by law; however, I shall promptly inform the Company of any such situations and shall take reasonable steps to prevent disclosure of Confidential Information or Trade Secrets until the Company has been informed of such required disclosure and has had a reasonable opportunity to seek a protective order. Pursuant to the DTSA, I understand that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that: (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, I understand that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the Trade Secret to his or her attorney and use the Trade Secret information in the court proceeding, so long as any document containing the Trade Secret is filed under seal and the individual does not disclose the Trade Secret, except pursuant to court order. Nothing in this Non-Compete Agreement is intended to conflict with the DTSA or create liability for disclosures of Trade Secrets that are expressly allowed by DTSA.
2. Non-Competition. I agree that during my employment with the Company and for one (1) year after the termination of my employment (for any reason), I will not, directly or indirectly, engage in Competing Services with respect to any Competing Business Line. As set forth in Paragraph 9(a) below, I understand that the restrictions in this paragraph apply no matter whether my employment is terminated by me or the Company and no matter whether that termination is voluntary or involuntary. The above restrictions shall not apply to passive investments of less than five percent (5%) ownership interest in any entity. For purposes of this Non-Compete Agreement, “Competing Business Line” means any business that is in competition with any business engaged in by the Company and for which I performed Competing Services during the two (2) years prior to my last day of employment with the

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Company. For purposes of this Non-Compete Agreement, “Competing Services” means the same or similar responsibilities I performed for the Company during the two (2) years prior to my last day of employment with the Company and within the same geographic scope, or portion thereof, with respect to which I performed those responsibilities for the Company.
3. Non-Solicitation. I agree that during my employment with the Company and for two years after the termination of my employment from the Company (for any reason):

(a)
I will not directly or indirectly, solicit any Restricted Customer for purposes of providing Competing Products or Services, or offer, provide or sell Competing Products or Services to any Restricted Customer. For purposes of this Non-Compete Agreement, “Competing Products or Services” means products or services that are competitive with products or services offered by, developed by, designed by or distributed by the Company to any Restricted Customer during the two (2) years prior to my last day of employment with the Company. “Restricted Customer” means any person, company or entity that was a customer, vendor, supplier or referral source of the Company and with which I had direct contact for purposes of performing responsibilities for the Company or for which I had supervisory responsibilities on behalf of the Company, in either case at any time during the two (2) years prior to my last day of employment with the Company. To the extent permitted by applicable law, Restricted Customer also means any prospective customer(s), vendor(s), supplier(s) or referral source(s) with which I had business contact on behalf of the Company in the twelve (12) months prior to my last day of employment with the Company; and

(b)
I will not, nor will I assist any third party to, directly or indirectly (i) raid, solicit, or attempt to persuade any then-current employee of the Company with whom I currently work or with whom I worked at any point during the two years prior to my last day of employment with the Company, and who possesses or had access to Confidential Information of the Company, to leave the employ of the Company; (ii) interfere with the performance by any such employee of his/her duties for the Company; or (iii) communicate with any such employee for the purposes described in items (i) and (ii) in this subparagraph 3(b).

4. Non-Inducement. I will not directly or indirectly assist or encourage any person or entity in carrying out or conducting any activity that would be prohibited by this Non-Compete Agreement if such activity were carried out or conducted by me.
5. Non-Disparagement. During my employment with the Company and thereafter, I agree not to make negative comments or otherwise disparage the Company or any of its officers, directors, employees, shareholders, members, agents or products. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).
6. Intellectual Property. The term “Intellectual Property” shall mean all trade secrets, ideas, inventions, designs, developments, devices, software, computer programs, methods and processes (whether or not patented or patentable, reduced to practice or included in the Confidential Information) and all patents and patent applications related thereto, all copyrights, copyrightable works and mask works (whether or not included in the Confidential Information) and all registrations and applications for registration related thereto, all Confidential

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Information, and all other proprietary rights contributed to, or conceived or created by, or reduced to practice by Employee or anyone acting on his/her behalf (whether alone or jointly with others) at any time from the beginning of Employee’s employment with the Company to the termination of that employment plus ninety (90) days, that (i) relate to the business or to the actual or anticipated research or development of the Company; (ii) result from any services that Employee or anyone acting on its behalf perform for the Company; or (iii) are created using the equipment, supplies or facilities of the Company or any Confidential Information.

a.
Ownership. All Intellectual Property is, shall be and shall remain the exclusive property of the Company. Employee hereby assigns to the Company all right, title and interest, if any, in and to the Intellectual Property; provided, however, that, when applicable, the Company shall own the copyrights in all copyrightable works included in the Intellectual Property pursuant to the “work-made-for-hire” doctrine (rather than by assignment), as such term is defined in the 1976 Copyright Act. All Intellectual Property shall be owned by the Company irrespective of any copyright notices or confidentiality legends to the contrary that may be placed on such works by Employee or by others. Employee shall ensure that all copyright notices and confidentiality legends on all work product authored by Employee or anyone acting on his/her behalf shall conform to the Company’s practices and shall specify the Company as the owner of the work. The Company hereby provides notice to Employee that the obligation to assign does not apply to an invention for which no equipment, supplies, facility, or Trade Secrets of the Company was used and which was developed entirely on the Employee’s own time, unless (i) the invention relates (1) to the business of the Company, or (2) to the Company’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by Employee for the Company.

b.
Keep Records. Employee shall keep and maintain, or cause to be kept and maintained by anyone acting on his/her behalf, adequate and current written records of all Intellectual Property in the form of notes, sketches, drawings, computer files, reports or other documents relating thereto. Such records shall be and shall remain the exclusive property of the Company and shall be available to the Company at all times during my employment with the Company.

c.
Assistance. Employee shall supply all assistance requested in securing for the Company’s benefit any patent, copyright, trademark, service mark, license, right or other evidence of ownership of any such Intellectual Property, and will provide full information regarding any such item and execute all appropriate documentation prepared by Company in applying or otherwise registering, in the Company’s name, all rights to any such item or the defense and protection of such Intellectual Property.

d.
Prior Inventions. Employee has disclosed to the Company any continuing obligations to any third party with respect to Intellectual Property. Employee claims no rights to any inventions created prior to his/her employment for which a patent application has not previously been filed, unless he/she has described them in detail on a schedule attached to this Non-Compete Agreement.

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e.
Trade Secret Provisions. The provisions in Paragraph 1 of this Non-Compete Agreement with regard to Trade Secrets and the DTSA shall apply as well in the context of the parties’ Intellectual Property rights and obligations.

7. Return of Company Property. I agree that all documents and data accessible to me during my employment with the Company, including Confidential Information and Trade Secrets, regardless of format (electronic or hard copy), including but not limited to any Company computer, monitor, printer equipment, external drives, wireless access equipment, telecom equipment and systems (“Company Equipment”), are and remain the sole and exclusive property of the Company and/or its clients, and must be returned to the Company upon separation or upon demand by the Company. I further agree that I will provide passwords to access such Company Equipment and I will not print, retain, copy, destroy, modify or erase Company U.S. data on Company Equipment or otherwise wipe Company Equipment prior to returning the Company Equipment.
8. Consideration and Acknowledgments. I acknowledge and agree that the covenants described in this Non-Compete Agreement are essential terms, and the underlying Stock Option Award would not be provided by the Company in the absence of these covenants. I further acknowledge that these covenants are supported by adequate consideration as set forth in this Non-Compete Agreement and are not in conflict with any public interest. I further acknowledge and agree that I fully understand these covenants, have had full and complete opportunity to discuss and resolve any ambiguities or uncertainties regarding these covenants before signing this Non-Compete Agreement, and have voluntarily agreed to comply with these covenants for their stated terms. I further acknowledge and agree that these covenants are reasonable and enforceable in all respects.
9. Enforceability; General Provisions.

(a)
I agree that the restrictions contained in this Non-Compete Agreement are reasonable and necessary to protect the Company’s legitimate business interests and that full compliance with the terms of this Non-Compete Agreement will not prevent me from earning a livelihood following the termination of my employment, and that these covenants do not place undue restraint on me. I further understand that the restrictions in this Non-Compete Agreement apply no matter whether my employment is terminated by me or the Company and no matter whether that termination is voluntary or involuntary.

(b)
Because the Company’s current base of operations is in Illinois and my connections thereto, (i) this Non-Compete Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, where this Non-Compete Agreement is entered into, without giving effect to any conflict of law provisions, and (ii) I consent to personal jurisdiction and the exclusive jurisdiction of the state and federal courts of Illinois with respect to any claim, dispute or declaration arising out of this Non-Compete Agreement.

(c)
In the event of a breach or a threatened breach of this Non-Compete Agreement, I acknowledge that the Company will face irreparable injury which may be difficult to calculate in dollar terms and that the Company shall be entitled, in addition to all remedies otherwise available in law or in equity, to temporary restraining orders and preliminary and final injunctions enjoining such breach or threatened breach in any court of competent jurisdiction without the necessity of posting a surety bond, as well as to obtain an equitable accounting of all profits or benefits arising out of any violation of this Non-Compete Agreement.

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(d)
I agree that if a court determines that any of the provisions in this Non-Compete Agreement is unenforceable or unreasonable in duration, territory, or scope, then that court shall modify those provisions so they are reasonable and enforceable, and enforce those provisions as modified.

(e)
If any one or more provisions (including sections, subsections and terms) of this Non-Compete Agreement or its application is determined to be invalid, illegal, or unenforceable to any extent or for any reason by a court of competent jurisdiction, I agree that the remaining provisions (including sections, subsections and terms) of this Non-Compete Agreement will still be valid and the provision declared to be invalid or illegal or unenforceable will be considered to be severed and deleted from the rest of this Non-Compete Agreement. I further agree that if any court of competent jurisdiction finds any of the restrictions set forth in this Non-Compete Agreement to be overly broad and unenforceable, the restriction shall be interpreted to extend only over the maximum time period, geographic area, or range of activities or clients that such court deems enforceable

(f)
Notwithstanding the foregoing provisions of this Non-Compete Agreement, the non-competition provisions of Paragraph 2 above shall not restrict Employee from performing legal services as a licensed attorney for a Competing Business to the extent that the attorney licensure requirements in the applicable jurisdiction do not permit Employee to agree to the otherwise applicable restrictions of Paragraph 2.

(g)
Waiver of any of the provisions of this Non-Compete Agreement by the Company in any particular instance shall not be deemed to be a waiver of any provision in any other instance and/or of the Company’s other rights at law or under this Non-Compete Agreement.

(h)
I agree that the Company may assign this Non-Compete Agreement to its successors and assigns and that any such successor or assign may stand in the Company’s stead for purposes of enforcing this Non-Compete Agreement.

(i)
I agree to reimburse the Company for all attorneys’ fees, costs, and expenses that it reasonably incurs in connection with enforcing its rights and remedies under this Non-Compete Agreement, but only to the extent the Company is ultimately the prevailing party in the applicable legal proceedings.

(j)
I understand and agree that, where allowed by applicable law, the time for my obligations set out in Paragraphs 2 - 6 may be extended for period of non-compliance up to an additional two (2) years following my last day of employment with the Company (for any reason).

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(k)
I fully understand my obligations in this Non-Compete Agreement, have had full and complete opportunity to discuss and resolve any ambiguities or uncertainties regarding these covenants before signing this Non-Compete Agreement, and have voluntarily agreed to comply with these covenants for their stated terms.

(l)
I agree that all non-competition, non-solicitation, non-disclosure and use, non-recruiting, and disclosure obligations in this Non-Compete Agreement shall survive any termination of this Non-Compete Agreement and extend to the proscribed periods following my last day of employment with the Company (for any reason) and no dispute regarding any other provisions of this Non-Compete Agreement or regarding my employment or the termination of my employment shall prevent the operation and enforcement of these obligations.

(m)
I understand that nothing in this Non-Compete Agreement, including the non-disclosure and non-disparagement provisions, limit my ability to file a charge or complaint with the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission or any other federal, state or local governmental agency or commission. I also understand that this Non-Compete Agreement does not limit my ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. Finally, I understand that nothing in this Non-Compete Agreement is intended to restrict my legally-protected right to discuss wages, hours or other working condition with co-workers, or in any way limit my rights under the National Labor Relations Act or any whistleblower act.

10. Relationship of Parties. I acknowledge that my relationship with the Company is “terminable at will” by either party and that the Company or I can terminate the relationship with or without cause and without following any specific procedures. Nothing contained in this Non-Compete Agreement is intended to or shall be relied upon to alter the “terminable at will” relationship between the parties. I agree that my obligations in this Non-Compete Agreement shall survive the termination of my employment from the Company for any reason and shall be binding upon my successors, heirs, executors and representatives.
11. Modifications and Other Agreements. I agree that the terms of this Non-Compete Agreement may not be modified except by a written agreement signed by both me and the Company. This Non-Compete Agreement shall not supersede any other restrictive covenants to which I may be subject under an employment contract, benefit program or otherwise, such that the Company may enforce the terms of any and all restrictive covenants to which I am subject. The obligations herein are in addition to and do not limit any obligations arising under applicable statutes and common law.
12. Notification. I agree that in the event I am offered employment at any time in the future with any entity that may be considered a Competing Business Line, I shall immediately notify such Competing Business of the existence and terms of this Non-Compete Agreement. I also understand and agree that the Company may notify anyone attempting to or later employing me of the existence and provisions of this Non-Compete Agreement.
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By clicking the acceptance box for this grant agreement, I acknowledge receipt of the Stock Option Award Agreement to which this Agreement is attached as Exhibit A, and I agree to the terms and conditions expressed in this Agreement.

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EXHIBIT B
ADDENDUM TO THE
WALGREENS BOOTS ALLIANCE, INC. 2013 OMNIBUS INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
In addition to the terms of the Plan and the Agreement, the Option is subject to the following additional terms and conditions to the extent you reside and/or are employed in one of the countries addressed herein. Pursuant to Section 23 of the Agreement, if you transfer your residence and/or employment to another country reflected in this Addendum, the additional terms and conditions for such country (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms as may be necessary or advisable to accommodate your transfer). All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.
CHILE
Private Placement. The following provision shall replace Section 14 of the Agreement:
The grant of the Option hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)	The starting date of the offer will be the Grant Date, and this offer conforms to general ruling no. 336 of the Chilean Commission for the Financial Market;

b)
The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the Chilean Commission for the Financial Market, and therefore such securities are not subject to its oversight;

c)	The issuer is not obligated to provide public information in Chile regarding the foreign securities, since such securities are not registered with the Chilean Commission for the Financial Market; and

d)	The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a)	La fecha de inicio de la oferta será el de la fecha de otorgamiento y esta oferta se acoge a la norma de carácter general n° 336 de la Comisión para el Mercado Financiero en Chile;

b)
La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la Comisión para el Mercado Financiero en Chile, por lo que tales valores no están sujetos a la fiscalización de ésta;

c)	Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en chile información pública respecto de esos valores; y

d)	Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.
FRANCE
1. Nature of Grant. The Option is not granted under the French specific regime provided by Articles L.225-177 and seq. of the French commercial code.

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2. Use of English Language. You acknowledge that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Vous reconnaissez avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.
HONG KONG
1. Sale of Shares of Stock. Shares of Stock purchased upon exercise of the Option are accepted as a personal investment. In the event that shares of Stock are issued in respect of the Option within six (6) months after the Grant Date, you agree that the shares of Stock may not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Grant Date.
2. IMPORTANT NOTICE. WARNING: The contents of the Agreement the Addendum, the Plan, the Plan prospectus, the Plan administrative rules and all other materials pertaining to the Option and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice.
3. Wages. The Option and shares of Stock subject to the Option do not form part of your wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.
ITALY
1. Mandatory Same Day, Sell-All Exercise. Notwithstanding any provision in the Agreement or the Plan to the contrary, as permitted under Section 9 of the Agreement and unless and until the Committee determines otherwise, the method of exercise of the Option shall be limited to mandatory same day, sell-all exercise.
2. Plan Document Acknowledgment. In accepting the Option, you acknowledge that a copy of the Plan was made available to you, and you have reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understand and accept all provisions of the Plan, the Agreement and the Addendum.
You further acknowledge that you have read and specifically approve the following provisions in the Agreement: Section 2: Vesting/Exercise/Expiration (expiration of the right to exercise the Option after the Expiration Date); Section 3: Disability (term for exercising the Option prior to the Vesting Dates in the case of a Termination of Service due to Disability); Section 4: Death (term for exercising the option prior to the Vesting Dates in the case of a Termination of Service due to death); Section 5: Retirement (term for exercising the Option prior to the Vesting Dates in the case of a Termination of Service by reason of Retirement); Section 6: Termination of Service Following a Change in Control (term for exercising the Option in the event of a Termination of Service following a Change in Control); Section 7: Other Termination of Service (term to exercise the vested Option and forfeiture of the unvested Option in other cases of Termination of Service); Section 8: Forfeiture of Outstanding Options Upon Termination for Cause or Following Termination of Service; Section 10(a): Responsibility for Taxes; Tax Withholding (liability for all Tax-Related Items related to the Option and legally applicable to the participant); Section 11: Limited Transferability (Option shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated); Section 18: Change in

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Stock (right of the Company to equitably adjust the Option and the Exercise Price in the event of any change in the Stock); Section 19(j): Nature of the Option (waive any claim or entitlement to compensation or damages arising from forfeiture of the Option resulting from a Termination of Service); Section 19(l): Nature of the Option (the Company is not liable for any foreign exchange rate fluctuation impacting the value of the Option); Section 22: Non-Competition, Non-Solicitation and Confidentiality (the receipt of the Option is conditioned upon agreement of the Non-Competition, Non-Solicitation and Confidentiality Agreement attached hereto as Exhibit A); Section 23: Addendum to Agreement (the Option is subject to the terms of the Addendum); Section 24: Additional Requirements (Company right to impose additional requirements on the Option in case such requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate operation and administration of the Option and the Plan); Section 26: Electronic Delivery (Company may deliver documents related to the Option or Plan electronically); Section 27: Governing Law and Jurisdiction (Agreement is governed by Illinois law without regard to any choice of law rules thereof; agreement to exclusive jurisdiction of Illinois courts); Section 28: English Language (documents will be drawn up in English; if a translation is provided, the English version controls).
MEXICO
1. Commercial Relationship. You expressly recognize that your participation in the Plan and the Company’s grant of the Option does not constitute an employment relationship between you and the Company. You have been granted the Option as a consequence of the commercial relationship between the Company and the Affiliate in Mexico that employs you (“WBA Mexico”), and WBA Mexico is your sole employer. Based on the foregoing, you expressly recognize that (a) the Plan and the benefits you may derive from your participation in the Plan do not establish any rights between you and WBA Mexico, (b) the Plan and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by WBA Mexico, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with WBA Mexico.
2. Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, you acknowledge and agree that the Company, in its sole discretion, may amend and/or discontinue your participation in the Plan at any time and without any liability. The Option, the shares of Stock subject to the Option and the value of same is an extraordinary item of compensation outside the scope of your employment contract, if any, and is not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of WBA Mexico.
MONACO
Use of English Language. You acknowledge that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Vous reconnaissez avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.

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NETHERLANDS
Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Option, whether or not as a result of your Termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Option. Upon the grant of the Option, you shall be deemed irrevocably to have waived any such entitlement.
ROMANIA
Voluntary Termination of Service. For the sake of clarity, a voluntary Termination of Service shall include the situation where your employment contract is terminated by operation of law on the date you reach the standard retirement age and have completed the minimum contribution record for receipt of state retirement pension or the relevant authorities award you an early-retirement pension of any type.
RUSSIA
1. No Offering of Securities in Russia. The grant of the Option is not intended to be an offering of securities within the territory of the Russian Federation, and you acknowledge and agree that you will be unable to make any subsequent sale of the shares of Stock acquired pursuant to the Option in the Russian Federation.
2. Repatriation Requirements. You agree to promptly repatriate proceeds resulting from the sale of shares of Stock acquired under the Plan to a foreign currency account at an authorized bank in Russia if legally required at the time shares of Stock are sold and to comply with all applicable local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from your failure to comply with applicable laws.
SPAIN
1. Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. This provision supplements the terms of the Agreement:
In accepting the Option, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and in its sole discretion granted an Option under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis. Consequently, you understand that the Option is granted on the assumption and condition that the Option and the shares of Stock acquired upon exercise of the Option shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Option shall be null and void.

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Further, you understand and agree that the vesting of the Option is expressly conditioned on your continued and active rendering of service, such that upon a Termination of Service, the Option may cease vesting immediately, in whole or in part, effective on the date of your Termination of Service (unless otherwise specifically provided in Section 3, 4, 5 or 6 of the Agreement). This will be the case, for example, even if (a) you are considered to be unfairly dismissed without good cause; (b) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) you terminate service due to a change of work location, duties or any other employment or contractual condition, (d) you terminate service due to a unilateral breach of contract by the Company or an Affiliate. Consequently, upon a Termination of Service for any of the above reasons, you may automatically lose any rights to the Option that were not vested on the date of your Termination of Service, as described in the Plan and Agreement. In addition, you understand and agree that the post-Termination of Service exercise period specified in the Agreement shall run from the date of your Termination of Service, as determined by the Committee, in its sole discretion.
You acknowledge that you have read and specifically accept the conditions referred to in the Agreement regarding the impact of a Termination of Service on the Option.
2. Termination for Cause. “Cause” shall be defined as indicated in Section 8 of the Agreement, irrespective of whether the termination is or is not considered a fair termination (i.e., “despido procedente”) under Spanish legislation.
3. No Public Offering. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Option. The Plan, the Agreement (including this Addendum) and any other documents evidencing the grant of the Option have not, nor will they be registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator) and none of those documents constitute a public offering prospectus.
SWITZERLAND
Securities Law Notification. The Option is not considered a public offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Option constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Option may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing materials relating to the Option have been or will be filed with, or approved or supervised by, any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
TURKEY
Securities Law Notification. The sale of shares of Stock acquired under the Plan is not permitted within Turkey. The sale of shares of Stock acquired under the Plan must occur outside of Turkey. The shares of Stock are currently traded on the Nasdaq Stock Market under the ticker symbol “WBA” and shares of Stock may be sold on this exchange.

[OGE219]

UNITED KINGDOM
1. Indemnification for Tax-Related Items. Without limitation to Section 10 of the Agreement, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, your Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are a director or executive officer (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that you are a director or executive officer and income tax due is not collected from or paid by you within 90 days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that you ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or your Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or your Employer may recover from you at any time thereafter by any of the means referred to in Section 10 of the Agreement.
2. Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Option, whether or not as a result of your Termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Option. Upon the grant of the Option, you shall be deemed irrevocably to have waived any such entitlement.
3. Post-Termination Restrictions. To the extent that you are employed by your Employer pursuant to an employment agreement governed by the laws of England, Wales, Scotland and/or Northern Ireland, Paragraphs 2 and 3 of the NNCA Agreement attached to the Agreement as Exhibit A shall not apply to you.
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By clicking the acceptance box for this grant agreement, I acknowledge receipt of the Stock Option Award Agreement to which this Addendum is attached as Exhibit B, and I agree to the terms and conditions expressed in this Addendum.